Exhibit 10.2

PANACOS PHARMACEUTICALS, INC.

1998 Director Stock Option Plan

(as amended and restated as of June 12, 2007)

1.	Purpose.

This 1998 Director Stock Option Plan (the “Plan”) governs options to purchase Common Stock, $.01 par value per share (the “Common Stock”), of Panacos Pharmaceuticals, Inc. (the “Company”) granted by the Company to members of the Board of Directors of the Company who are not also officers or employees of the Company. The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of the Common Stock of the Company by such Directors.

2.	Administration.

Grants of stock options under the Plan shall be automatic as provided in Section 8. However, all questions of interpretation of the Plan or of any options granted hereunder shall be determined by the Board of Directors of the Company (the “Board”). Any and all powers of the Board under the Plan may be exercised by a committee consisting of one or more Directors appointed by the Board.

3.	Eligibility.

Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.	Shares Subject to the Plan.

Options may be granted under the Plan in respect of a maximum of 250,000 shares of Common Stock, subject to adjustment as provided in Section 5 below. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. Whenever options under the Plan lapse or terminate or otherwise become unexercisable, the shares of Common Stock which were available for such options shall again be available for the grant of options under the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

5.	Adjustment of Number of Option Shares.

In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company’s Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

In the event of any reorganization, consolidation or merger to which the Company is a party and in which the Company does not survive, or upon the dissolution or liquidation of the Company, all outstanding options shall terminate; provided, however, that (i) in the event of the liquidation or dissolution of the Company, or in the event of any such reorganization, consolidation or merger in which the Company does not survive and with respect to which the resulting or surviving corporation does not assume such outstanding option or issue a substitute option therefor, such option shall be exercisable in full, without regard to any installment restrictions on exercise imposed pursuant to this Plan or any Option Agreement (as defined below), during such period preceding the effective date of such liquidation, dissolution, reorganization, consolidation or merger (unless such option is terminated earlier by its terms) as may be specified by the Board; and (ii) in the event of any such reorganization, consolidation or merger, the Board may, in its good faith discretion, arrange to have the resulting or surviving corporation assume such outstanding option or issue a substitute option therefor.

No fraction of a share shall be purchasable or deliverable upon exercise of an option, but, in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

6.	Non-Statutory Stock Options.

All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

7.	Form of Option Agreements.

Options shall be granted hereunder pursuant to the terms of written agreements (“Option Agreements”) which shall be substantially in the form of the attached Exhibit A or in such other form as the Board may from time to time determine.

8.	Grant of Options and Option Terms.

a.	Automatic Initial Grant of Options on October 9, 1998. Each non-employee director of the Company who is a director of the Company on October 9, 1998 shall automatically be granted an option to purchase 15,000 shares of Common Stock.

b.	Automatic Grant of Options Upon Initial Election to the Board Subsequent to October 9, 1998. Each non-employee director of the Company who is initially elected to the Company’s Board of Directors after October 9, 1998 shall, upon his or her initial election to the Board of Directors by the Company’s stockholders, automatically be granted an option to purchase 15,000 shares of Common Stock. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

c.	Automatic Annual Grant of Options. Commencing after the closing of the initial public offering of the Company’s Common Stock, each non-employee director of the Company who is thereafter reelected to the Board of Directors or who continues in office as a director of the Company following a meeting of the stockholders of the Company at which any directors are elected or reelected (a “Stockholder Meeting”) shall, upon each reelection or his or her continuation in office as described above, automatically be granted an option to purchase 2,000 shares of Common Stock.

d.	Additional Automatic Initial Grant of Options on October 9, 1998. Each non-employee director of the Company who is a director of the Company on October 9, 1998 shall automatically be granted an option to purchase 2,000 shares of Common Stock.

e.	Limitations on Grants. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board. No options will be granted hereunder to any director who is prohibited by his or her affiliates or employers, or for any other reason, from receiving stock options from the Company.

f.	Date of Grant. The “Date of Grant” for options granted under Sections 8(b) or 8(c) of the Plan due to elections or reelections to the Board of Directors shall be the date of the respective director’s election or reelection or the date of the Stockholder Meeting for directors continuing in office. The “Date of Grant” for the options granted pursuant to Section 8(a) or 8(d) of the Plan is October 9, 1998.

g.	Option Price. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company. Current fair market value of a share of Common Stock means:

(1)	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board of Directors of the Company, in good faith, shall determine.

h.	Term of Option. The term of each option granted under the Plan shall be ten years from the Date of Grant.

i.	Period of Exercise. Options granted under Section 8(a) or 8(b) of the Plan shall become exercisable as to 25% of the shares subject to the option in four cumulative installments occurring on the six-month, two-year, three-year and four-year anniversaries of the Date of Grant, respectively, if and only if the option holder is a member of the Board at the opening of business on that anniversary date. Options granted under Section 8(c) or 8(d) of the Plan shall become exercisable in full on the first anniversary of the Date of Grant if and only if the option holder is a member of the Board at the opening of business on that anniversary date. Directors holding exercisable options under the Plan who cease to serve as members of the Board of the Company for any reason other than death may, for a period of seven months following the date of cessation of service, exercise the rights they had under such options at the time they ceased being a Director. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a Director, those entitled to do so under the Director’s will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his death. The rights of the option holder may be exercised by the holder’s guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder’s estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

j.

Method of Exercise and Payment. Each exercise of an option hereunder may be effected only by giving written notice, in the manner provided in Section 12 hereof, of intent to exercise the option, specifying the number of shares as to which the option is being exercised, and accompanied by full payment of the option price for the number of shares then being acquired. Such payment shall be made in cash, by certified or bank check payable to the order of the Company, credit to the Company’s account at a financial or brokerage institution on the date of exercise or a payment commitment of such an institution acceptable to the Company, or if the option so provides, (i) in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the total option price for the number of shares of Common Stock for which payment is then being made, or (ii) partly in cash or by certified or bank check payable to the order of the Company and the balance in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the difference between the total option price for the number of shares of Common Stock for which payment is then being made and the amount of the payment in cash or by certified or bank check. Shares of Common Stock surrendered in payment of all or part of the option price shall have been held by the person exercising the option free of restrictions imposed by the Company for at least six months unless otherwise permitted by the Board. For purposes hereof, the “Fair Market Value” of the Common Stock shall be the current fair market value of a share of Common Stock of the Company as determined by the Board of Directors in good faith, provided that if the Company’s Common Stock is then quoted on Nasdaq or traded on any other exchange, then the Fair Market Value shall be the closing price for the Company’s Common Stock as reported by Nasdaq, or the principal exchange on which the Company’s Common Stock is then traded, for the business day immediately preceding the option exercise date.

Receipt by the Company of such notice and payment shall, for purposes of this Plan, constitute exercise of the option or a part thereof. Within twenty (20) days thereafter, the Company shall deliver or cause to be delivered to the optionee a certificate or certificates for the number of shares of Common Stock then being purchased by the optionee. Such shares shall be fully paid and non-assessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority (including, but not limited to, a stock exchange) shall require the Company or the optionee (i) to register or qualify, under the Securities Act, any similar federal statute then in force or any state law regulating the sale of securities, any shares of Common Stock covered by an option with respect to which notice of intent to exercise shall have been delivered to the Company or (ii) to take any other action in connection with such shares before issuance thereof may be effected, then the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

To the extent determined necessary by counsel to the Company to comply with any applicable law, the Company may require an individual exercising an option to represent that his purchase of shares of Common Stock pursuant to such exercise is for his own account, for investment and without a view to resale or distribution, and that he will not sell or otherwise dispose of any such shares except pursuant to (i) an effective registration statement covering such transaction filed with the Securities and Exchange Commission and in compliance with all of the applicable provisions of the Securities Act, and the rules and regulations thereunder, or (ii) an opinion of Company counsel that such registration is not required.

k.	Non-transferability. Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or by such other means as may be permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended.

9.	Limitation of Rights.

No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an optionee as a Director for any period of time or at any particular rate of compensation.

No Stockholders’ Rights for Options. Directors shall have no rights as stockholders with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

10.	Stockholder Approval.

The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of voting capital stock present or represented and entitled to vote at a meeting of the Company’s stockholders. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.

11.	Amendment or Termination.

The Board may amend or terminate this Plan at any time subject to any stockholder approval that the Board deems necessary.

12.	Notices.

Any communication or notice required or permitted to be given under this Plan shall be in writing and mailed by registered or certified mail or delivered in hand, if to the Company, to its Chief Financial Officer at Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, MA 02472 and, if to an optionee, to such address as the optionee shall last have furnished to Panacos.

13.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of Delaware.